                                                                  Exhibit 10.388

                               THIRD AMENDMENT TO
                         CONTRACT FOR SALE AND PURCHASE

     THIS THIRD AMENDMENT TO CONTRACT FOR SALE AND PURCHASE (the "AMENDMENT") dated as of the 23rd day of November, 2004, is entered into by and between GREEN SPRINGS RETAIL COMPANY, L.L.C., a Delaware limited liability company ("SELLER") and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation ("PURCHASER").

                                   WITNESSETH:

     WHEREAS, Seller and Purchaser entered into that certain Contract for Sale and Purchase, as amended (collectively the "CONTRACT"), having an Effective Date of October 19, 2004, for the purchase of certain real property and improvements in Homewood, Alabama, as more particularly described in the Contract (the "PROPERTY"); and

     WHEREAS, Seller and Purchaser desire to amend the Contract upon the terms and conditions set forth herein; and

     NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, Seller and Purchaser hereby agree as follows:

     1. AMENDMENT. Section Two of the Contract, entitled "Purchase Price," is hereby amended by adding the following language at the end of Section Two.

          C. In the event that the gross leasable space within the Shopping Center is less than one hundred percent (100%) leased at the time of Closing with the tenants then satisfying the Occupancy Conditions described upon Exhibit A, attached hereto and made a part hereof (such space not then satisfying the Occupancy Conditions is herein referred to as the "Master Lease Space"), Seller agrees to place in escrow a portion of the Purchase Price in an amount equal to the Deferred Amount (as hereinafter defined). The "Deferred Amount" is an amount equal to the sum of (i) the "Vacant Non-Payor Amount" (as hereinafter defined) plus (ii) the "Leased Non-Payor Amount" (as hereinafter defined). The Vacant Non-Payor Amount is an amount equal to the product of (i) the base annual rent for the Master Lease Space designated as "Vacant Non-Payors" on Exhibit B and made a part hereof, plus CAM, taxes and insurance for such Master Lease Space, MULTIPLIED BY (ii) two (2) (years) (the "Master Lease Term"); plus an amount equal to $l0 per square foot of Master Lease Space as and for tenant improvement allowances. The "Leased Non-Payor Amount" is an amount equal to the base annual rent for the Master Lease Space designated as "Leased Non-Payor" on Exhibit B plus CAM, taxes and insurance for such Master Lease Space plus an amount equal to $176,000 for unpaid tenant improvement allowances for such space. The Deferred Amount shall be deposited into escrow in an interest bearing account to be held by the Title Company, and interest shall be for the account of the Seller. The Deferred Amount so escrowed together with interest earned thereon is referred to as the "Escrow Funds."

          D. Seller shall be responsible for leasing all Master Lease Space and shall be responsible for the payment of all costs associated with such leasing of space, including the payment of all leasing commissions applicable to the leasing of the Master Lease Space (Seller hereby agreeing to indemnify, defend and hold Buyer harmless (including all costs and expenses and reasonable attorney's fees) from and against any claim by any broker or consultant claiming a leasing commission in regard to the Master Lease Space).

          E. Purchaser shall receive (and the escrow agent shall be authorized to pay to Purchaser without further direction from Seller but with an accounting to the Seller) monthly payments, in advance, for rent and reimbursable expenses, from the Leasing Deposit, in the sum of (i) 1/24 of the Vacant Non-Payor Amount and (ii) 1/12 of the Leased Non-Payor Amount (each prorated for any partial months) (the "Leasing Deposit Monthly Payment"). The Leasing Deposit Monthly Payment with respect to each applicable lease shall be made by escrow agent to Purchaser until such time as the respective tenants for the Master Lease Space have satisfied the Occupancy Conditions. In the event that the Purchaser receives any payment directly from the applicable tenant with respect to any Master Lease Space, the Seller shall, within two (2) business days of such receipt, notify the Title Company and the Purchaser in writing. Under no circumstances shall the Purchaser be entitled to payments from the Escrow Funds that are duplicative of payments received directly from the applicable tenants.

          F. Seller shall give a written certification to Purchaser and to the Title Company upon Seller's leasing of any and each portion of the Master Lease Space (the "Leased Portion"). With respect to the Vacant Non-Payors, such written certification shall be accompanied by the Agreement of Lease of the Leased Portion executed by the applicable tenant together with proof of satisfaction of the Occupancy Conditions for such space. Purchaser acknowledges that upon the deposit of the Leased Non-Payor Amount the Seller shall have satisfied all Occupancy Conditions with respect to the Leased Non-Payors except for payment of the first month's rent. The Title Company shall pay to the Seller, from the Escrow Funds, the Disbursement Amount, as defined below, within five (5) business days following delivery of such Lease and certification. As used herein, the term Disbursement Amount means an amount (the "Disbursement Amount") equal to the total amount of rent and reimbursables escrowed with respect to the applicable tenant less the Leasing Deposit Monthly Payments properly made with respect to the applicable tenant. Tenant improvement allowances shall be disbursed from the Escrow Funds upon delivery of applicable lien waivers, and shall be paid to Purchaser for payment to the applicable tenant. This process shall be repeated until such time as the Shopping Center is 100% leased to tenants satisfying the Occupancy Conditions, and there are no remaining Escrow Funds. All interest earned on the Escrow Funds shall be paid to the Seller upon the final disbursement of Escrowed Funds. In the event there exists any Escrow Funds remaining in the Escrow upon the expiration of the Master Lease Term which are attributable to tenant improvement allowances, such amounts shall be paid to Seller if the Shopping Center is 100% leased. Otherwise, such remaining amounts will be paid to Purchaser.

          G. In the event that less than eighty-five percent (85%) of the gross leasable area of the Shopping Center is leased to tenants satisfying the Occupancy Conditions at the time of Closing, Purchaser shall have the right and option to rescind the Contract and receive a full refund of the Earnest Money.

     2. TERMS. All capitalized terms used in this Amendment without definition shall have the respective meanings set forth in the Contract.

     3. RATIFICATION. Except as hereinabove modified and amended, the Contract shall remain in full force and effect, and is hereby ratified and confirmed by the parties. The obligation to pay the amounts set forth above shall survive the Closing.

     4. COUNTERPART EXECUTION. This Amendment may be executed in counterparts and via facsimile, each of which will be deemed an original document, but all of which will constitute a single document.

                   (Signatures appear on the following page)

                                  SIGNATURE TO
                               THIRD AMENDMENT TO
                         CONTRACT FOR SALE AND PURCHASE

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

                                           SELLER:

                                           GREEN SPRINGS RETAIL COMPANY, L.L.C.


                                           By:
                                                 -------------------------------
                                           Name:
                                                 -------------------------------
                                           Its:
                                                 -------------------------------


STATE OF ALABAMA     )
                     )
JEFFERSON COUNTY     )

     I, the undersigned authority, a Notary Public in and for said County, in said State, hereby certify that _______________________________, whose name as _______________________________ of GREEN SPRINGS RETAIL COMPANY, L.L.C., a
Delaware limited liability company, is signed to the foregoing Amendment and who is known to me, acknowledged before me on this day that, being informed of the contents of said Amendment, he/she, in his/her capacity as such _______________ and with full authority, executed the same voluntarily for and as the act of said limited liability company on the day the same bears date.

     Given under my hand and seal this the ____ day of November, 2004.


                                           -------------------------------------
                                           Notary Public
[NOTARIAL SEAL]                            My Commission Expires:
                                                                 ---------------

                                  SIGNATURE TO
                               THIRD AMENDMENT TO
                         CONTRACT FOR SALE AND PURCHASE

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

                                           PURCHASER:

                                           INLAND REAL ESTATE ACQUISITIONS, INC.


                                           By:   /s/ Jason A. Lazarus
                                                 -------------------------------
                                           Name: Jason A. Lazarus
                                                 -------------------------------
                                           Its:  V.P.
                                                 -------------------------------


STATE OF ____________ )
                      )
______________ COUNTY )

     I, the undersigned authority, a Notary Public in and for said County, in said State, hereby certify that _______________________________, whose name as _____________________________ of INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation, is signed to the foregoing Amendment and who is known to me, acknowledged before me on this day that, being informed of the contents of said Amendment, he/she, in his/her capacity as such _____________ and with full authority, executed the same voluntarily for and as the act of said corporation on the day the same hears date.

     Given under my hand and seal this the _______ day of November, 2004.


                                           -------------------------------------
                                           Notary Public
[NOTARIAL SEAL]                            My Commission Expires:
                                                                  --------------

                                  EXHIBIT "A"

                              OCCUPANCY CONDITIONS

"Occupancy Conditions:" for any Property vacant space gross leasable area shall be collectively defined as having satisfied the following conditions: (i) a signed lease with a tenant, and (ii) the tenant open for business to the public with a fully-stocked store, and (iii) the tenant paying full rent and reimbursements, and (iv) all tenant improvement allowances having either paid for by Seller or credited to Purchaser, and (v) a certificate of occupancy or its equivalent occupancy permit issued by the local governmental authorities, for such tenant's respective demised premises, and (vi) the tenant executes and delivers an acceptable estoppel certificate to Purchaser. All tenant improvement allowances will be deemed "credited to Purchaser" upon deposit of the Escrow Funds as provided in the foregoing Agreement.

                                   EXHIBIT "B"

                                VACANT NON-PAYORS

ETC
VACANT NON-PAYORS:

                                              ESTIMATES PER 2005 BUDGET
                                   PROFORMA  ---------------------------                 RENT            TA
 SPACE        TENANT       SQ FT   RENT PSF  CAM PSF  INS PSF  TAXES PSF  TOTAL PSF     DOLLARS        DOLLARS
-------  ---------------   ------  --------  -------  -------  ---------  ---------  -------------  -------------
  161    Vacant             2,400  $  19.63  $  1.45  $  0.23  $    0.97  $   22.28  $   53,472.00  $   24,000.00
 OP 504  Vacant             1,200  $  25.00  $  1.45  $  0.23  $    0.97  $   27.65  $   33,180.00  $   12,000.00
  303    Crown Jewelry      1,500  $  19.00  $  1.45  $  0.23  $    0.97  $   21.65      34,640.00* $   16,000.00
                                                                                                    =============
                                                                                     $  121,292.00  $   52,000.00

LEASED NON-PAYORS:
  302    Deep South BBC     4,000  $  19.00  $  1.45  $  0.23  $    0.97  $   21.65  $   86,600.00  per B-1
  300    Sally Beauty       1,615  $  20.00  $  1.45  $  0.23  $    0.97  $   22.65  $   36,579.75  per B-1
 OP506   EB Games           1,200  $  25.00  $  1.45  $  0.23  $    0.97  $   27.65  $   33,180.00  per B-1
 OP502   Bama Wings         1,200  $  25.00  $  1.45  $  0.23  $    0.97  $   27.65  $   33,180.00  per B-1
 OP508   Qdoba              2,400  $  25.00  $  1.45  $  0.23  $    0.97  $   27.65  $   66,360.00  per B-1
                                                                                     =============
                                                                                     $  255,899.75  $  176,000.00**
                                                                                                    =============

* At Seller's request, Purchaser agrees to cooperate fully with the Seller in the eviction of Crown Jewelry or the termination of that lease, at Seller's discretion.
** Includes TA on an open and operating tenant whose TA is not yet due and payable.

    Vacant Non-Payor Rent Escrow = $ 242,584.00
    Leased Non-Payor Rent Escrow =   255,899.75
    Vacant Non-Payor TA Escrow   =    52,000.00
    Leased Non-Payor TA Escrow   =   176,000.00
                                   ============
                                   $ 726,483.75

                                  EXHIBIT "B-1"

Edgemont Town Center

Tenant                                             TA Status             Per Sq Ft   Sq Ft     Amount               Notes
------                                             ---------             ---------   -----     ------               -----
120-100   PUBLIX ALABAMA LLC                       N/A
120-200   PET SUPPLIES PLUS                        Pd in full (less
                                                   billbacks)
120-300   SALLY BEAUTY                             N/A
120-301   MOBILITY CENTRAL, INC.                   N/A
120-302   DEEP SOUTH BARBECUE EDGEMONT             T. has not started
                                                   construction              13.75   4,000    55,000.00   (or actual costs if less)
120-303   ROBERT FOREMAN (CROWN JEWELRY)           Pd in full
120-400   LUU VO & DUNG VO (LV NAILS)              N/A
120-402   ZI MO ZOU, ZHUANG CHEN (CHAO HOUSE)      T. has not submitted
                                                   lien waivers               5.00   1,600     8,000.00   (or actual costs if
120-404   LMRB RESTAURANTS, INC. (FIREHOUSE SUBS)  Pd in full (less                                       less)
                                                   billbacks)
120-406   MAX COMMUNICATIONS, INC.                 N/A
120-408   HEADSTART FAMILY HAIR SALONS             Pd in full
120-410   VACANT                                                             15.00   2,400
120-412   MR. BURCH FORMALWEAR, INC.               Pd in full
120-502   BAMA WINGS, LLC (WINGSTOP)               T. has not applied                         35,000.00   (or actual costs if less)

120-504   VACANT                                                             15.00   1,200                (or actual costs if less)

120-506   ELECTRONICS BOUTIQUE (EB GAMES)          T. has not applied         5.00   1,200     6,000.00   (or actual costs if less)

120-508   ZT OF LOUISVILLE, LLC                    T. has not applied        30.00   2,400    72,000.00   (or actual costs if less)

                                                                                             ----------
          Total TA Outstanding                                                               176,000.00
                                                                                             ==========

University Town Center

Tenant
------
190-A1        COLD STONE CREAMERY LEASING CO            N/A
190-A2        PRIVATE GALLERY, INC.                     Pd in full
190-A4        HEADSTART FAMILY HAIR SALONS              Pd in full
190-A5        NAUGHTY DONKEY ENTERPRISES, LLC           Pd in full
190-ATM       SOUTHTRUST BANK (ATM)                     N/A
190-B1        ZT OF LOUISVILLE, LLC                     N/A
190-B2        HUD GUTHRIE                               N/A
190-B4        THUAN TRAN                                N/A
190-B5        KANE & COMPANY, INC. (The Buz)            Pd in full (less billbacks)
190-B6        M.G.A., INC. 9MOVIE GALLERY)              N/A
190-B7        M.G.A., INC. (SUN & SOUL)                 N/A
190-B8        KEVEN SMITH (University Wireless)         Pd in full (less billbacks)
190-B8A       LMRB RESTAURANTS, INC.                    Pd in full (less billbacks)
190-B9        GRAHAMMER, INC. (MAIL BOXES)              Pd in full (less billbacks)
190-KIOSK     VACANT

Edgemont Town Center Shopping Center
Homewood, AL
Second Amendment to Agreement

                          SECOND AMENDMENT TO AGREEMENT

     This SECOND AMENDMENT TO AGREEMENT (the "Second Amendment") is made and entered into as of the 19th day of November 2004, by and between Green Springs Retail Company, L.L.C., a Delaware limited liability company ("Seller") and Inland Real Estate Acquisitions, Inc. ("Purchaser").

                                   WITNESSETH:

     WHEREAS, Seller and Purchaser entered into that certain Contract For Sale And Purchase dated October 19, 2004 and amended by "Amendment to Agreement" dated November 16, 2004 (the "Agreement"), for the sale and purchase of the property commonly known as Edgemont Town Center Shopping Center located in Homewood, Alabama, as legally described by the Agreement (the "Property").

     WHEREAS, Purchaser and Seller have mutually agreed to amend certain provisions of the Agreement.

     NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

     1. The "Inspection Period" as previously amended is hereby further amended by deleting the date:"...November 19..." and inserting:
          "...November 23..." therein.

     2. The "CLOSING" as previously amended is hereby further amended by deleting the date: "...November 19..." found in Line 2 and inserting:
          "November 23..." therein.

     3. This Second Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one agreement. Each person executing this Second Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Second Amendment. Any counterpart to this Second Amendment may be executed by facsimile copy and shall be binding on the parties.

     Except as modified by the Amendment to Agreement and the Second Amendment to Agreement, the Agreement shall remain unmodified and in full force and effect.

                            (SIGNATURE PAGE FOLLOWS)

Edgemont Town Center Shopping Center
Homewood, AL
Second Amendment to Agreement


                                          Seller:

                                          GREEN SPRINGS RETAIL COMPANY, L.L.C.

                                          By: /s/ [ILLEGIBLE]
                                              ------------------------------
                                          Name: [ILLEGIBLE]
                                                ----------------------------
                                          Title: Senior VP & CFO
                                                 ---------------------------

                                          Purchaser:

                                          INLAND REAL ESTATE ACQUISITIONS, INC.,
                                          an Illinois corporation

                                          By: /s/ Jason A. Lazarus
                                              ---------------------------------
                                          Name: Jason A. Lazarus
                                                -------------------------------
                                          Title: V.P.
                                                 ------------------------------

Edgemont Town Center Shopping Center
Homewood, AL
Amendment to Agreement

                             AMENDMENT TO AGREEMENT

     This AMENDMENT TO AGREEMENT (the "Amendment") is made and entered into as of the 16th day of November 2004, by and between Green Springs Retail Company, L.L.C., a Delaware limited liability company ("Seller") and Inland Real Estate Acquisitions, Inc. ("Purchaser").

                                   WITNESSETH:

     WHEREAS, Seller and Purchaser entered into that certain Contract For Sale And Purchase dated October 19, 2004 (the "Agreement"), for the sale and purchase of the property commonly known as Edgemont Town Center Shopping Center located in Homewood, Alabama, as legally described by the Agreement (the "Property").

     WHEREAS, Purchaser and Seller have mutually agreed to amend certain provisions of the Agreement.

     NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

     1. The "Inspection Period" as defined in paragraph 5(a) of the Agreement is hereby amended by deleting the date: "...November 17..." found in Line 3 and inserting: "...November 19..." therein.

     2. The "CLOSING" as defined in paragraph 9(a) of the Agreement is hereby amended by deleting the date: "...November 17..." found in Line 2 and inserting: "November 19..." therein.

     3. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one agreement. Each person executing this Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Amendment. Any counterpart to this Amendment may be executed by facsimile copy and shall be binding on the parties.

     Except as modified herein, the Agreement shall remain unmodified and in full force and effect.

                            (SIGNATURE PAGE FOLLOWS)

Edgemont Town Center Shopping Center
Homewood, AL
Amendment to Agreement


                                          Seller:

                                          GREEN SPRINGS RETAIL COMPANY, L.L.C.

                                          By: /s/ [ILLEGIBLE]
                                              ---------------------------
                                          Name: [ILLEGIBLE]
                                                -------------------------
                                          Title: Authorized Agent
                                                 ------------------------

                                          Purchaser:

                                          INLAND REAL ESTATE ACQUISITIONS, INC.,
                                          an Illinois corporation

                                          By: /s/ Jason A. Lazarus
                                              ---------------------------------
                                          Name: Jason A. Lazarus
                                                -------------------------------
                                          Title: V.P.
                                                 ------------------------------

                         CONTRACT FOR SALE AND PURCHASE

     THIS CONTRACT FOR SALE AND PURCHASE (the "Contract"), is made and entered into as of the 19th day of October, 2004 (the "Effective Date"), by and between GREEN SPRINGS RETAIL COMPANY, L.L.C., a Delaware limited liability company (the "Seller"), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (the "Purchaser").

1. SALE AND PURCHASE. The Seller shall sell, and the Purchaser shall purchase, certain improved land and improvements located in Homewood, Alabama, known as "Edgemont Town Center" (the "Shopping Center") (as hereinafter defined) being more particularly described on "EXHIBIT A" attached hereto together with
(a) all of the right, title and interest of Seller in, to and under all Leases (as hereinafter defined) of the Property (as hereinafter defined), (b) all improvements located upon the Property, (c) all personal property, if any, owned by Seller and used solely in connection with the Property, (d) all shrubs, trees, plants and other landscaping located upon the Property, (e) all easements, rights of way, and other rights appurtenant to the Property, and (f) all assignable contractor and service provider warranties and guarantees for materials and workmanship benefiting the Property, and (g) subject to Seller's rights in connection with the development of the adjacent property to be known as Edgemont Town Center, Phase II ("Phase II"), all of the right, title and interest of Seller in and to the name Edgemont Town Center (hereinafter referred to as the "Property"). The current site plan of the Shopping Center (the "Site Plan") is attached hereto as "EXHIBIT A-1".

2.   PURCHASE PRICE.

     A. The purchase price to be paid by the Purchaser to the Seller for the Property shall be FIFTEEN MILLION SIX HUNDRED THIRTY-EIGHT THOUSAND NINE HUNDRED NINETY AND 00/100 DOLLARS ($15,638,990.00), (the "Purchase Price"), payable as follows:

          (1) EARNEST MONEY. Upon the execution of this Contract by all parties hereto, the Seller shall deliver to Chicago Title Insurance Company,
Attention: Nancy Castro, 171 North Clark Street, Chicago, Illinois 60601, whose telephone number is (312) 223-2709, (the "Escrow Agent"), Purchaser's check currently being held by Seller in the amount of One Hundred Twenty-Five Thousand and 00/00 Dollars ($125,000.00), as earnest money (the "Earnest Money"). The Escrow Agent shall deposit the Earnest Money in an account to be held with interest subject to the terms hereof. The Earnest Money shall be paid to Seller at Closing and credited against the Purchase Price.

          (2) CASH TO SELLER AT CLOSING. The Purchaser shall pay the balance of the Purchase Price (plus or minus prorations and credits as described by this Contract) to the Escrow Agent at Closing by bank wire transfer or other method of payment acceptable to the Seller.

     B. The Seller and Purchaser acknowledge that the Purchase Price shall be adjusted to reflect any increase in rental income between the date hereof and Closing as a result of new leases (in addition to those listed as of the date hereof on "EXHIBIT B" attached hereto) of space at the Shopping Center.

3.   CONVEYANCE OF PROPERTY.

     STATUTORY WARRANTY DEED. Upon payment of the Purchase Price, title to the Property will be transferred to the Purchaser by Statutory Warranty Deed (the "Deed"), subject to the Permitted Exceptions (as hereinafter defined). The Property is being sold AS-IS. Except as otherwise set forth herein, the Seller makes no representations or warranties of any kind regarding the condition of the Property. The Purchaser has the obligation to determine any and all conditions of the Property material to the Purchaser's decision to purchase the Property during the Inspection Period (as hereinafter defined).

4.   TITLE TO THE PROPERTY.

     A. TITLE; ADJUSTMENTS. The Purchaser shall have the opportunity to conduct and conclude its examination of title within the Inspection Period. If the Purchaser discovers any title matters to which it objects, the Seller shall be furnished with a written statement thereof (along with a copy of the title commitment and copies of all documents and instruments referenced in such title commitment), and the Seller shall be given a reasonable time in which to correct such defects (but no later than the Closing Date). If, for any reason (other than a default on the part of Seller in accordance with the terms of this Contract), the Seller is unable to deliver title in accordance with this Contract, the Seller's liability shall be limited to the return of the Earnest Money to the Purchaser. Alternatively, the Purchaser shall have the option of waiving such objection and proceeding to Closing. Subject to Purchaser's right to terminate this Contract during the Inspection Period, title to the Property shall be subject to the following "Permitted Exceptions:"

          (1) Ad valorem property taxes to the extent that they are not due and payable at the date of Closing;

          (2) Special TAXES or assessments for any improvements not completed as of the date of this Contract, and all installments not due at the date of this Contract of any special tax or assessment for completed improvements (provided that such amounts are paid or prorated at Closing);

          (3) ZONING and building laws, ordinances, and regulations (as approved by Purchaser during the Inspection Period);

          (4) EXISTING easements for utilities, roads and highways (as approved by Purchaser during the Inspection Period);

          (5) SUCH state of facts as would be disclosed by a current, accurate survey of the Property;

          (6) The Agreements of Lease between the Seller and certain tenants more particularly discussed on "EXHIBIT B" attached hereto (each a "Tenant Lease," and collectively, the "Leases") (as approved by Purchaser during the Inspection Period);

          (7) Those existing exceptions to title described on "EXHIBIT C" attached hereto (as approved by Purchaser during the Inspection Period); and

          (8) Those construction, operating and reciprocal easement agreements as may be necessary or desirable for the development of Phase II by the Seller (in a form to be approved by Purchaser and Seller during the Inspection Period (the "Phase II COREA")).

          (9) Such additional matters as may be otherwise accepted by the Purchaser.

     B.   TITLE INSURANCE AND SURVEY.

          (1) TITLE COMMITMENT. The Purchaser shall be entitled to a commitment for an ALTA owner's title insurance policy to be issued by Chicago Land Title Insurance Company, through its agent, Land Title Company of Alabama, Inc. (the "Title Company"), together with extended coverage over all standard or preprinted exceptions (provided such exceptions are removed at Purchaser's expense) other than liens for taxes not yet due and payable. Such commitment shall be for the amount of the Purchase Price, and the cost for such title commitment and any policy shall be paid by the Purchaser.

          (2) TITLE EXCEPTIONS. The title commitment shall be dated on or after the date of this Contract. It shall show title to the Property to be vested in Seller, in fee simple, as of that date, subject only to the Permitted Exceptions and title exceptions pertaining to liens or encumbrances of an ascertainable amount which shall be removed by the payment of money at the time of Closing. The policy or commitment shall be conclusive evidence of good title as therein shown as to all matters insured or to be insured by the policy, subject only to the exceptions as therein stated.

          (3) SURVEY. If the Purchaser requires a survey of the Property (the "Survey"), then the Purchaser must obtain such Survey, at its expense, during the Inspection Period. Upon the full execution of this Contract, Seller agrees to furnish Purchaser with copies of any surveys of the Property within its possession or control.

5.   INSPECTION PERIOD.

     A. INSPECTION. The Purchaser, or its authorized agents, shall have the right to inspect the Property at any reasonable time for a period beginning on the Effective Date and ending on November 17, 2004 (or earlier, at Purchaser's sole discretion) (the "Inspection Period"). The Purchaser agrees to provide the Seller with twenty-four (24) hours advance notification of its intention to conduct any such inspection at the Property. The Purchaser shall have the privilege of going upon the Property, at the Purchaser's sole cost and expense, in order:

          (1) to determine whether the results of reports from engineers, geologists, hydrologists, or any other professionals selected by the Purchaser, are reasonably acceptable to the Purchaser;

          (2)  to review matters related to title and Survey;

          (3) to satisfy any and all other conditions precedent to the Purchaser's obligations to purchase the Property; and

          (4) to review all matters described upon Purchaser's due diligence checklist, attached hereto as "EXHIBIT D," and made a part hereof, to the extent such items are available and applicable to the Property.

     B. INDEMNIFICATION. In consideration of the Purchaser's right to inspect the Property as described herein (including inspections, examinations and surveys), the Purchaser shall, and does hereby covenant, indemnify, defend and hold the Seller, its members, officers, employees and agents harmless from any actions, suits, liens, claims, damages, expenses, losses, and any liability arising out of any such entry by the Purchaser or its appointed agents or independent contractors or any act performed in exercising of such privileges by the Purchaser (including, without limitation, any rights or claims of materialmen or mechanics liens on the Property), which covenant, indemnity, defense and hold harmless agreement shall survive the Inspection Period, the termination of this Contract, and the Closing.

     C. DOCUMENTS. Seller shall make available to the Purchaser for its inspection and copying, all leases, rent rolls, surveys, title policies, and engineering reports related to the Property.

     D. CONDITIONS OF TERMINATION. If Purchaser, in its sole and absolute discretion, is dissatisfied with the condition of the Leases, title or any matter disclosed in the Survey, or with any other matter pertaining to the Property which Purchaser discovers during its due diligence investigations, or for no reason, Purchaser shall thereupon have the right, prior to the expiration of the Inspection Period, to notify Escrow Agent and Seller of its election to terminate this Contract and the Earnest Money shall immediately be returned to Purchaser by Escrow Agent, and neither party shall have any obligation hereunder, except for those provisions hereof which expressly provide for survival of termination. In the event that the Purchaser does not exercise such option to cancel prior to the expiration of the Inspection Period, the Earnest Money shall become non-refundable (except in the event of a failure by Seller to satisfy the conditions to Closing set forth in Section 8.B hereof or elsewhere in the Agreement or a default by Seller hereunder).

6.   CONDITION OF THE PROPERTY; SELLER REPRESENTATIONS AND WARRANTIES.

     A. "AS IS" SALE. The parties expressly agree that, except as otherwise expressly set forth herein, the Property is sold on an "AS-IS" basis. The Seller does not make any warranties or representations, either expressed or implied, as to the state of the Property, the area, condition, quality, quantity, character, size or description or suitability or fitness for any use, whether existing or contemplated, matters of zoning or survey, or in any other respect, and makes no agreement as to the condition of title except as expressly provided herein. The Purchaser waives all rights conferred by statute or other law to make any claim against the Seller before or after the Closing with respect to any matter arising out of or in connection with any of the foregoing.

     B. SELLER REPRESENTATIONS AND COVENANTS. As of the date hereof, (i) Seller, to its actual knowledge, is not aware of and has received no building code violation notices with respect to the Property (other than notices of violations that are not material or which have been removed or corrected or are the responsibility of the applicable tenant); (ii) Seller, to its actual knowledge, is not aware of and has received no notices of any action or governmental proceeding in eminent domain, or for a zoning change, which would have a material adverse effect on the Property; (iii) Seller has the capacity and requisite authority to enter into and carry out this Contract and the transactions contemplated hereby; and (iv) to the best of Seller's knowledge, there is no suit, action or arbitration, or legal or other proceeding or governmental investigation, pending which materially and adversely affects the Property. As used herein, "Seller's actual knowledge" or words of like effect, when used to qualify a representation, warranty or other statement, shall mean the actual knowledge of David L. Silverstein. The foregoing representations may be revised and updated by Seller at any time prior to the expiration of the Inspection Period.

7.   DAMAGES AND/OR CONDEMNATION PENDING CLOSING.

     A. DAMAGE. If, at any time after the Effective Date and before the Closing, all or any portion of the Property is damaged, destroyed or rendered inoperative by fire, flood, natural elements or other causes (collectively, the "DAMAGE"), then the following shall apply:

          (1) If the Damage is not Material (hereinafter defined), Purchaser shall proceed to close and purchase the Property as diminished by such Damage, subject to the right of Purchaser set forth in SECTION 7.A.3 below.

          (2) If the Damage is Material, then Purchaser, at its sole option, may elect either (i) to terminate this Contract by written notice to Seller given at or prior to the Closing, whereupon the Title Company and Seller shall immediately return the Earnest Money and all accrued interest thereon to Purchaser and, upon Purchaser's receipt thereof, neither party hereto shall have any further rights against, or obligations to, the other under this Agreement; or (ii) to agree to close subject to the right of Purchaser set forth in SECTION 7.A.3 below.

          (3) If the Damage is covered by insurance, then the Purchaser shall have the right to elect to close the purchase of the Property in its condition (with respect to the Damage covered by insurance) as of the date of Closing and to receive a credit against the Purchase Price in the amount of any deductible, and take an assignment of the insurance proceeds, in which event Seller shall assign such insurance proceeds to the Purchaser, remit to Purchaser any insurance proceeds received by Seller and shall permit Purchaser to conduct any remaining settlement or other negotiations with the insurer as to the amount of proceeds payable on account of the Damage.

          (4) For the purposes of this SECTION 7.A, Damage shall be deemed to be "MATERIAL" (i) if the cost of repairing the Damage equals or exceeds Two Hundred Thousand and No/100 Dollars ($200,000.00), (ii) if the Damage results in the termination of any Tenant Lease in excess of five thousand (5,000) rentable square feet or would entitle the tenant thereunder to terminate its Tenant Lease (unless such right to terminate is waived in writing by such tenant), (iii) if any Property parking is reduced beyond the parking required by law or pursuant to the Leases, or (iv) if any point of Property ingress or egress is permanently and materially adversely affected. The cost of repairing the Damage shall be determined in the following manner: Within ten (10) days after the Damage occurs, each party shall designate a construction firm to act on its behalf, and the firms designated shall promptly consult with each other in an attempt to mutually agree upon the cost of repairing the Damage. If the firms cannot agree on the cost within the ten (10) -day period after they have both been designated, they shall, within five (5) days after such ten (10) -day period, designate a third construction firm, which shall be instructed to determine the cost of repairing the Damage within ten (10) days after its designation. The cost of repairing the Damage as determined by the third construction firm shall be conclusive and binding upon the parties.

     B. CONDEMNATION. If any governmental or other entity with condemnation authority institutes an eminent domain proceeding against the Property before the Closing, Purchaser may terminate this Contract by giving written notice to the Seller if the Purchaser reasonably determines that the balance of the Property remaining after the taking contemplated by the proceeding would not be suitable for Purchaser's intended use. In the event of such termination, the Earnest Money will be returned to the Purchaser. If the Purchaser does not terminate, or is not entitled to terminate this Contract, the Seller shall assign to the Purchaser, at Closing, all of the Seller's interest in the proceeding and in any resulting award.

8.   CONDITIONS PRECEDENT.

     A. OF SELLER. The obligation of Seller to consummate the transactions contemplated by this Contract is expressly subject to the satisfaction, on or prior to Closing, of all of the following conditions compliance with which or the occurrence of which may be waived in whole or in part by Seller in writing:

          (1) The Purchaser shall have executed and delivered in recordable form to the Seller the Phase II COREA providing for such easements for access, construction, maintenance, parking, drainage and utilities as shall be reasonably required by the Seller for the construction and development and for the operation of Phase II;

          (2) Purchaser shall have entered into a License Agreement with the Seller for the Seller to use the name "Edgemont Town Center" (in a form to be approved by the parties during the Inspection Period); and

          (3) The Purchaser shall have paid to the Seller through the Escrow Agent in cash or other immediately available funds that portion of the Purchase Price required to be paid at Closing.

     B. OF PURCHASER. The obligation of Purchaser to consummate the transactions contemplated by this Contract is expressly subject to the satisfaction, on or prior to Closing, of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Purchaser in writing:

          (1) The Title Company's issuing or committing to issue the title policy insuring that fee simple title to the Property is vested in Purchaser;

          (2)  The completeness, truth and accuracy in all material respects, of
(i) the rent roll delivered by Seller to Purchaser, and any certifications, schedules, covenants and statements prepared and executed by Seller as part of the due diligence deliveries, (ii) the Leases delivered by Seller to Purchaser,
(iii) the representations and covenants of Seller, as of Closing and as the same may be updated from time to time by written notice to the Purchaser prior to the expiration of the Inspection Period;

          (3) At the Closing, Seller shall deliver to Purchaser a certificate that shall confirm the truth and accuracy in all material respects, as of Closing, of Seller's representations contained in this Contract;

          (4) The satisfaction of any other condition described by this Contract including the performance in all material respects by Seller of all its obligations hereunder that are conditions to Closing;

          (5) There shall not be a material default by either Seller, as landlord, or any tenant under a Lease, in the performance of the respective obligations thereunder that would have a material adverse effect on the Shopping Center; and

          (6) On or prior to ten (10) days before the date of Closing under this Contract, Purchaser shall have received: (a) from Publix (the "Anchors") and (b) from tenants leasing ninety percent (90%) of the gross leaseable area of the Shopping Center including the gross leaseable area of the space leased to the Anchor, an estoppel certificate, substantially in the form of "EXHIBIT E," attached hereto and by this reference made a part hereof, with non-material changes thereto, or in another form reasonably acceptable to Purchaser; (c) an estoppel certificate, substantially in the form of "EXHIBIT E" from the Seller with respect to the tenants that failed to deliver estoppels in accordance with
(b) above; and (d) a OEA estoppel certificate substantially in the form of "EXHIBIT F," attached hereto and made a part hereof, from each party to any reciprocal easement (REA) or like-agreement affecting the Property, if any (notwithstanding the foregoing, the Anchor may deliver its typical form of estoppel).

9.   CLOSING AND POSSESSION.

     A. CLOSING. The transaction contemplated by this Contract shall be closed (the "Closing") on or before November 17, 2004. The Closing shall be held at the office of the Title Company through a so-called New York style closing.

     B.   DELIVERIES.

          (1) BY SELLER. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser the following documents and instruments:

          (i) A Statutory Warranty Deed acceptable to the Purchaser and the Title Company transferring and conveying unto Purchaser the Property, which deed shall be duly executed by Seller and acknowledged;

          (ii) A lien waiver affidavit executed by or on behalf of Seller and dated as of the Closing Date, acknowledging that no bills for labor and/or materials furnished to the Property are due and owing to any parties;

          (iii)  Assignments of Rents and Leases for each Tenant Lease;

          (iv) An Assignment of Warranties for all assignable equipment and construction warranties;

          (v) The License Agreement between Purchaser and Seller as required by SECTION 8.A hereof;

          (vi)   The Phase II COREA as required by SECTION 8.A hereof; and

          (vii) Such other documents as may be reasonably required by the Title Company.

          (2) BY PURCHASER. At the Closing, the Purchaser shall deliver to the Seller the following:

          (i)    Cash or wired funds for the net amount due Seller on Closing;

          (ii) The License Agreement as required between Purchaser and Seller by SECTION 8.A hereof; and

          (iii)  The Phase II COREA as required by SECTION 8.A hereof.

     C. COSTS. The costs for the transaction shall be borne and paid by the parties as follows:

          (1) The Seller shall pay for the deed preparation, recordation costs for mortgage cancellations or releases, and the Seller's attorney's fees; and

          (2) Purchaser shall pay for all recording fees and intangible taxes related to this transaction, its inspection costs, and the costs of all charges related to the survey, the title commitment and issuance of the title policy; provided, however, that the Seller shall reimburse the Purchaser an amount up to Thirty Thousand and No/100 Dollars ($30,000.00) of such costs at Closing.

     D. POSSESSION AT CLOSING. Possession of the Property shall be delivered to the Purchaser at Closing.

10. PRORATIONS. Ad valorem real estate taxes, rents, reimbursements, security deposits under Leases, and all other similar items customarily prorated and adjusted in connection with the closing of real estate transactions unless otherwise stated, shall be prorated and apportioned between the parties as of midnight of the day before the Closing.

11. ASSIGNMENT. Neither this Contract nor any interest of the Purchaser hereunder may be assigned in whole or in part without the Seller's prior written consent. Notwithstanding the foregoing, the Purchaser may, without the Seller's prior written consent, transfer and assign the Purchaser's rights hereunder to an affiliated corporation, general partnership, limited partnership, joint venture, or other legal entity; provided that the Purchaser shall remain primarily liable for its obligations hereunder through the Closing.

12. BROKERS; SALES COMMISSION; TENANT ALLOWANCES. Each of the parties represents to the other that it has not incurred and will not incur any liability for brokerage fees or agent commissions in connection with this Contract and Seller and Purchaser each agree to indemnify and hold the other harmless from and against any and all claims or demands with respect to any brokerage fees or agents' commissions or other compensation asserted by any person, firm, or corporation in connection with this Contract or the transactions contemplated hereby, insofar as any such claim is based upon any conversation or contract with Seller or Purchaser, respectively. Seller agrees that all amounts due for Lease Broker's fees and tenant improvement allowances owed pursuant to leases in effect on the Closing Date shall be the responsibility of Seller and Seller hereby indemnifies and agrees to hold Purchaser harmless from all such amounts.

13.  TIME. Time is of the essence.

14. NOTICES. All notices to be given by either party to the other pursuant to the terms and provisions of this Contract shall be in writing and delivered to the party receiving notice, by hand delivery, by national overnight courier, or by facsimile transmission, at the following address for each party, to-wit:

TO SELLER:                                 TO PURCHASER:

Greensprings Retail Company, L.L.C.        Inland Real Estate Acquisitions, Inc.
c/o Bayer Properties Incorporated          1955 Lake Park Drive
2222 Arlington Avenue                      Suite 300
Birmingham, Alabama 35205                  Smyrna, GA 30080
Attention: General Counsel                 Attention: Mr. Jason Lazarus
Facsimile: (205) 795-4161                  Facsimile: (678) 996-2140
with a copy to:                            with a copy to:
Denise W. Killebrew, Esq.                  Robert Baum, General Counsel
Baker, Donelson, Bearman, Caldwell         The Inland Real Estate Group, Inc.
& Berkowitz, P.C.                          2901 Butterfield Road
420 North 20th Street                      Oak Brook, Illinois 60523
Suite 1600                                 Facsimile: (630) 218-4900
Birmingham, Alabama  35203                 or (630) 571-2360
Facsimile: (205) 322-8007

15. DEFERRED EXCHANGE. The Purchaser agrees to reasonably cooperate fully with the Seller in any efforts to effect a like kind exchange for federal income tax purposes in connection with the transaction contemplated in this Contract, provided, however, that (i) the Purchaser shall not be required to take title to any property other than the Property, (ii) the Purchaser shall not incur or be responsible for any expenses related to the like kind exchange including, without limitation, any expense of an audit of the transaction and the production of documents in connection therewith, and (iii) the Seller shall be permitted to assign its rights and interest under this Contract without consent of, but with prior notice to the Purchaser, to a "qualified intermediary," as such term is defined in the Treasury Regulations under Section 1031 of the Internal Revenue Code of 1986, as amended, for the purpose of effecting a like kind exchange, provided that Seller shall not be relieved of any obligation created by this Contract after such assignment, and (iv) there shall be no delay in Closing.

16. GOVERNING LAW. This Contract shall be governed by, and construed in accordance with, the laws of the State of Alabama.

17. HEADINGS & CONSTRUCTION. Headings in this Contract are for convenience only and shall not be used to interpret or construe its provisions. This Contract has been drafted by counsel for the Seller as a convenience to the parties only and shall not, by reason of such action, be construed against the Seller or any other party. Purchaser acknowledges and agrees that it has had full opportunity to review this Contract and has had access to counsel of its choice to the extent Purchaser deemed necessary in order to interpret the legal effect hereof.

18.  DEFAULT: LIMITATION ON REMEDIES.

     A. PURCHASER'S REMEDIES ON SELLER'S DEFAULT. In the event that the sale and purchase of the Property is not consummated because the Seller is unable to convey the Property in accordance with the terms hereof then at the Purchaser's option, the Seller shall cause all Earnest Money paid by the Purchaser at the time of the execution of this Contract to be immediately refunded to Purchaser, and this Contract shall be terminated. In the event of a willful default on the part of Seller in the performance of its obligations under this Contract, Purchaser shall have the option of either terminating the Contract and receiving an immediate return of the Earnest Money, together with payment by Seller of Purchaser's actual costs incurred during its due diligence investigations, or bringing an action for specific performance (including reasonable attorneys' fees and actual out-of-pocket costs of suit).

     B. SELLER'S REMEDIES ON PURCHASER'S DEFAULT. In the event that the sale and purchase of the Property is not consummated because of the Purchaser's default, then the Seller shall be entitled, at its option, to specific performance or to receive all Earnest Money paid by the Purchaser pursuant to this Contract as full liquidated damages for such default of the Purchaser. The parties acknowledge that it is impossible to estimate more precisely the damages to be suffered by the Seller upon the Purchaser's default, and that the retention of the Earnest Money is intended not as penalty, but as fully liquidated damages. In the event the purchase and sale contemplated in this Contract is not consummated due to the Purchaser's default, the Purchaser hereby waives and releases any right to seek recovery (and hereby covenants that it shall not) seek recovery of the Earnest Money or any part thereof.

19. ENTIRE AGREEMENT; BINDING EFFECT. This Contract constitutes the sole and entire agreement between the parties hereto, and no modification of this Contract shall be binding upon any party unless in writing and signed by each of the parties. No representations, promises or inducements shall be binding upon any party except as herein specifically set forth.

20. AUDIT LETTER. The Seller agrees to deliver to the Purchaser a letter in the form of "EXHIBIT G" attached hereto on the earlier of (i) two (2) business days following Purchaser's written request or (ii) the Closing (if requested by Purchaser at Closing).

21. MULTIPLE COUNTERPARTS. This Contract may be executed in one of more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


                       [SIGNATURES ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF the parties have executed this Contract as of the day and year first written above.

                                     SELLER:

                                     GREEN SPRINGS RETAIL COMPANY, L.L.C.


                                     By:  /s/ [ILLEGIBLE]
                                          --------------------------------------
                                     Its: Authorized Agent
                                          --------------------------------------


                                     PURCHASER:

                                     INLAND REAL ESTATE ACQUISITIONS, INC.

                                     By:  /s/ Jason A. Lazarus, Authorized Agent
                                          --------------------------------------
                                     Its: V.P.
                                          --------------------------------------

                                   "EXHIBIT A"
                                LEGAL DESCRIPTION

Proposed Lot 1 of Edgemont Town Center, being a resurvey of Lot 1, Resurvey of Shades Valley Gardens Apartments, as recorded in Map Book 198, Page 95.

                                  "EXHIBIT A-1"

                                    SITE PLAN

[GRAPHIC]

                                   "EXHIBIT B"

                                     LEASES

                                                 Print Date: 10/6/2004 2:10:55PM

                                RENT ROLL REPORT
                         FOR GREENSPRINGS RETAIL COMPANY

   UNIT                                                                    RENT PER     LEASE
REFERENCE                    OCCUPANT                MONTHLY     SQUARE     SQUARE     STARTING    LEASE EXP     DEPOSITS
  NUMBER                       NAME                   RENT        FEET       FEET        DATE         DATE         HELD
--------------------------------------------------------------------------------------------------------------------------
 120-100    PUBLIX ALABAMA, LLC 90165               44,840.00     44840     12.00/yr   11/12/2003   12/1/2013         0.00
                                                                            1.00/mth

 120-200    PET SUPPLIES PLUS                        9,500.00      6000     19.00/yr   12/12/2003   12/31/2008        0.00
                                                                            1.58/mth

 120-300    SALLY BEAUTY COMPANY, INC.               2,691.67      1615     20.00/yr                                  0.00
                                                                            1.67/mth

 120-301    MOBILITY CENTRAL, INC.                   2,533.33      1600     19.00/yr   2/03/2004    2/28/2009     6,029.32
                                                                            1.58/mth

 120-302    DEEP SOUTH BARBECUE EDGEMONT             6,333.33      4000     19.00/yr   1/21/2005    1/31/2015     6,333.33
                                                                            1.58/mth

 120-303    ROBERT FOREMAN (Crown Jewelry)           2,533.33      1600     19.00/yr   11/24/2003   11/30/2008    9,044.00
                                                                            1.58/mth

 120-400    LUU VO AND DUNG VO -L.V. Nails           2,153.33      1360     19.00/yr   11/12/2003   11/30/2013    2,153.31
                                                                            1.58/mth

 120-402    ZI MO ZOU, ZHUANG CHEN, CHAO H           2,533.33      1600     19.00/yr   2/18/2004    2/28/2014     3,061.33
                                                                            1.58/mth

 120-404    LMRB RESTAURANTS, INC.                   2,533.33      1600     19.00/yr   13/09/2003   12/31/2008    2,533.33
                                                                            1.58/mth

 120-406    MAX COMMUNICATIONS, INC.                 2,153.33      1360     19.00/yr   11/20/2003   11/30/2006        0.00
                                                                            1.58/mth

 120-408    HEADSTART FAMILY HAIR SALONS             1,995.00      1680     14.25/yr   2/01/2004    1/31/2009         0.00
                                                                            1.19/mth

 120-410    VACANT                                   3,800.00      2400     19.00/yr                                  0.00
                                                                            1.58/mth

 120-412    MR. BURCH FORMALWEAR, INC.               3,166.67      2000     19.00/yr   11/25/2003   11/30/2008        0.00
                                                                            1.58/mth

 120-502    BAMA WINGS #3, LLC                       2,500.00      1200     25.00/yr   11/23/2004   11/30/2009    2,896.00
            (Wingshop)                                                      2.08/mth

 120-504    VACANT                                       0.00      1200      0.00/yr                                  0.00
                                                                            0.00/mth

 120-506    ELECTRONICS BOUTIQUE-EB Games            2,500.00      1200     25.00/yr   11/30/2004   1/31/2010        0.00
                                                                            2.08/mth

 120-508    ZT OF LOUISVILLE, LLC                    5,000.00      2400     25.00/yr   12/21/2004   12/31/2014        0.00
                                                                            2.08/mth

 120-999    MISCELLANEOUS                                0.00         0      0.00/yr                                  0.00
                                                                            0.00/mth

                                   "EXHIBIT C"

                                TITLE EXCEPTIONS

1. Taxes and assessments for the year 2005 and subsequent years, which are not yet due and payable.

2. Building lines and easements, as shown by map recorded in Map Book 198, Page 95 and as shown on the survey of Jon P. Strength, Alabama Registered Land Surveyor No. 21181, dated February 22, 2002, last revised September 19, 2002.

3. Easement and right of way to the City of Homewood, as set forth and described in Real 568, page 700, in the Probate Office of Jefferson County, Alabama. (storm water drainage)

4. Dedicated right of way for Carr Avenue as shown by Map Book 59, page 58, in the Probate Office of Jefferson County, Alabama and as shown on the survey of Jon P. Strength, Alabama Registered Land Surveyor No. 21181, dated February 22, 2002, last revised September 19, 2002.

5. 100 foot Alabama Power Company right of way crossing over a portion of the Southerly side of said lot, as shown by Map Book 59, page 58, in the Probate Office of Jefferson County, Alabama and as shown on the survey of Jon P. Strength, Alabama Registered Land Surveyor No. 21181, dated February 22, 2002, last revised September 19, 2002. (power line)

6. Mineral and mining rights and rights incident thereto recorded in Volume 3674, page 30, in the Probate Office of Jefferson County, Alabama.

7. Reservation of right of ingress and egress over the East half of Lot 3 (located on Carr Avenue), as reserved in Deed recorded in Instrument 9604/6325, in the Probate Office of Jefferson County, Alabama and as shown on the survey of Jon P. Strength, Alabama Registered Land Surveyor No. 21181, dated February 22, 2002, last revised September 19, 2002.

8. Terms and conditions of that certain lease executed by and between Green Springs Retail Company. L.L.C. and Publix Alabama, LLC as set out in the Memorandum of Lease recorded in Instrument 200213-3282, in the Probate Office of Jefferson County, Alabama.

9. Encroachment of wall, gravel drive and landscaping area as shown on the survey of Jon P. Strength, Registered Land Surveyor No. 21181, of Gonzalez-Strength & Associates, Inc., dated February 22, 2002, last revised September 19, 2002.

10. Restrictions as to development and construction as set for in the Statutory Warranty Deed from the City of Homewood to Green Springs Retail Company, L.L.C., as recorded in Instrument 200212/2204, in said Probate Office.

11. Easement for Private Roadway, as shown on plat recorded in Map Book 100, Page 103 and as shown on the survey of Jon P. Strength, Registered Land Surveyor No. 21181, of Gonzalez-Strength & Associates, Inc., dated February 22, 2002, last revised September 19, 2002.

12. Declaration of Restrictions, Covenants and Conditions and Grant of Easements dated April 18, 2003, and recorded in Instrument No. 200306/0810, in the Probate Office of Jefferson County, Alabama.

13.  Rights of Tenants under leases.

                                   "EXHIBIT D"

                           INLAND PROPERTY MANAGEMENT
                             DUE DILIGENCE CHECKLIST

          A.   THE FOLLOWING INFORMATION IS TO BE PROVIDED FOR MANAGEMENT
REVIEW.

     I.                                                                                            Comments
--------------------------------------------------------------------------------------------------------------
     II.    A.   FINANCIAL INFORMATION

     1.   Copy of leases and any guarantees                                                    _______________

     2.   Current Rent Roll                                                                    _______________

     3.   Standard Lease Form                                                                  _______________

     4.   Latest leasing status report                                                         _______________

     5.   Summary of recent lease transactions including rate and tenant
             improvement allowances                                                            _______________

     6.   List of current tenants on percentage rent only or percentage rent in
             lieu basis                                                                        _______________

     7.   List of specialty license Contracts                                                  _______________

     8.   Prior five full years operating statements                                           _______________

     9.   Prior year's general ledger statement                                                _______________

     10.  Last three years' bills for:
               a.   Real estate taxes                                                          _______________
               b.   Insurance
                    1)   Liability                                                             _______________
                    2)   Property                                                              _______________
               c.   Reconciliations for CAM/taxes/insurance                                    _______________
               d.   Statement of current monthly amounts paid by tenants for
                    CAM/tax/insurance plus a year-to-date balance of amounts
                    paid by each tenant                                                        _______________

     11.  Information related to any recent CAM or TAX Audits, including copies
             of reports                                                                        _______________

     12.  Leakage report of reimbursable expenses by tenant.                                   _______________

     13.  Base rent collected in previous five calendar year period by tenant                  _______________

     14.  Physical occupancy for the last five calendar years prior to purchase                _______________

     15.  Receivables status/aging report                                                      _______________

     16.  Tenant sales reports for last three years                                            _______________

     17.  Tenant financial statements                                                          _______________

     I.                                                                                            Comments
--------------------------------------------------------------------------------------------------------------
     18.  Lease expirations - next three years                                                 _______________

            a.   Status of expirations, with kickouts, with respect to
                 renewal possibilities                                                         _______________

     19.  Description and breakdown of Promotional Income and Marketing Fund                   _______________

     20.  Leasing Plan                                                                         _______________

            I.                                                                                 Comments
--------------------------------------------------------------------------------------------------------------
B.   EXPENSE INFORMATION

     1.     Twelve months of consecutive utility bills
            a.   Water                                                                         _______________
            b.   Gas                                                                           _______________
            c.   Electric                                                                      _______________
            d.   Telephone and dedicated lines                                                 _______________

     2.     Copies of all service Contracts, contracts or any leases that encumber the property
            a.   Fire/burglar alarm                                                            _______________
            b.   Antenna cable/satellite dish                                                  _______________
            c.   Cleaning                                                                      _______________
            d.   Exterminating                                                                 _______________
            e.   Landscaping                                                                   _______________
            f.   Scavenger                                                                     _______________
            g.   Security service                                                              _______________
            h.   Snow removal                                                                  _______________
            i.   Towing                                                                        _______________
            j.   Union contracts                                                               _______________
            k.   Elevator                                                                      _______________
            1.   Uniform rental                                                                _______________
            m.   Water softeners                                                               _______________
            n.   Leasing                                                                       _______________
            o.   Management                                                                    _______________
            p.   Advertising                                                                   _______________
            q.   Tax reduction legal fees                                                      _______________
            r.   Any other service contracts or leases not cancelable in 90 days               _______________

     3.     Capital improvements
            a.   Capital improvements over the last 36 months                                  _______________
            b.   Five-year capital expenditure forecast                                        _______________
            c.   Assignable warranties                                                         _______________

C.   ENVIRONMENTAL REPORTS

     1.     Phase I                                                                            _______________

          I.                                                                                   Comments
--------------------------------------------------------------------------------------------------------------
     2.   Other                                                                                _______________

D.   STAFFING

     1.   Itemized by position and salary                                                      _______________

E.   SITE INSPECTIONS

     1.   Inspection report                                                                    _______________

     2.   Photo attached                                                                       _______________

          I.                                                                                   Comments
--------------------------------------------------------------------------------------------------------------
F.   MISCELLANEOUS

     1.   Code violations
          a.   Current and outstanding                                                         _______________
          b.   Last 24 months, with compliance                                                 _______________
          c.   Contact municipalities as to other problems                                     _______________

     2.   Easement/encumbrances: restrictive easement Contracts/operating
          easement Contracts                                                                   _______________

     3.   Warranties                                                                           _______________

     4.   Current tenant contact list                                                          _______________

     5.   Certificates of insurance from tenants                                               _______________

     6.   Current insurance policies (building and common area)
          a.   Property                                                                        _______________
          b.   Liability                                                                       _______________
          c.   Umbrella                                                                        _______________

     7.   Copy of Management Contract                                                          _______________

     8.   Recent third party appraisal                                                         _______________

     9.   Marketing/leasing brochures                                                          _______________

     10.  Survey                                                                               _______________

     11.  Site plan                                                                            _______________

     12.  Building photographs and aerials                                                     _______________

     13.  Certificates of Occupancy                                                            _______________

     14.  Zoning Letter                                                                        _______________

                                   "EXHIBIT E"


                           TENANT ESTOPPEL CERTIFICATE

____________________________
____________________________
____________________________
("Lender")

Inland (entity),
and its lenders, successors and assigns ("Purchaser")
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: Robert Brinkman

Re:  Lease Contract dated ________________________________ and amended
     _______________________ ("Lease"), between
     ___________________________________________as "Landlord", and
     _______________________________________________, as "Tenant", guaranteed by
     _________________________________________________("Guarantor") for leased premises known as _________________________________________(the
     "Premises") of the property commonly known as ___________________________________ (the "Property").

1. Tenant hereby certifies that the following represents with respect to the Lease are accurate and complete as of the date hereof.

     (a). Dates of all amendments, letter Contracts, modifications and waivers related to the Lease

     (b)  Commencement Date

     (c)  Expiration Date

     (d)  Current Annual Base Rent

          Adjustment Date        Rental Amount
          ---------------        -------------


     (e)  Fixed or CPI Rent Increases

     (f)  Square Footage of Premises

     (g)  Security Deposit Paid to Landlord

     (h)  Renewal Options
          ____________ Additional Terms for years at $______________ per year

     (i)  Termination Options

          Termination Date        Fees Payable
          ----------------        ------------


2.   Tenant further certifies to Lender and Purchaser that:

     (a) the Lease is presently in full force and effect and represents the entire Contract between Tenant and Landlord with respect to the Premises;

     (b) the Lease has not been assigned and the Premises have not been sublet by Tenant;

     (c) Tenant has accepted and is occupying the Premises, all construction required by the Lease has been completed and any payments, credits or abatements required to be given by Landlord to Tenant have been given;

     (d) Tenant is open for business or is operating its business at the Premises;

     (e) no installment of rent or other charges under the Lease other than current monthly rent has been paid more than 30 days in advance and Tenant is not in arrears on any rental payment or other charges;

     (f) Landlord has no obligation to segregate the security deposit or to pay interest thereon;

     (g) Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Landlord;

     (h) Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease;

     (i) Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date (except as stated in paragraph 1
     (i));

     (j) Tenant has not been granted any options or rights of first refusal to purchase the Premises or the Property;

     (k) Tenant has not received notice of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises or the Property;

     (l) no hazardous wastes or toxic substances, as defined by all applicable federal, state or local statutes, rules or regulations have been disposed, stored or treated on or about the Premises or the Property by Tenant;

     (m) the Lease does not give the Tenant any operating exclusives for the Property; and

     (n)  Rent has been paid through _______________, 2004.

3. This certification is made with the knowledge that Purchaser is about to acquire title to the Property and Lender is about to provide Purchaser with financing which shall be secured by a Deed of Trust (or Mortgage), Security Contract and Assignment of Rents, Leases and Contracts ("Mortgage") upon the Property. Tenant acknowledges that Purchaser's interest in the Lease (as landlord) is being duly assigned to Lender as security for Lender's loan to Landlord. All rent payments under the Lease shall continue to be paid to landlord in accordance with the terms of the Lease until Tenant is notified otherwise in writing by Lender or its successors and assigns. In the event that Lender succeeds to landlord's interest under the Lease, Tenant agrees to attorn to Lender at Lender's request and Lender agrees that unless Tenant is in default under the Lease, the Lease will remain in full force and effect. Tenant further acknowledges and agrees that Purchaser, Lender and their respective successors and assigns shall have the right to rely on the information contained in this Certificate. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

                                         [TENANT]
                                         By:
                                         Its:
                                              ----------------------------------
                                         Date:____________________, 20__

                                   "EXHIBIT F"

                             OEA ESTOPPEL STATEMENT

     The undersigned _____________________________________, a(n)
________________________ ("__________________"), is a party to the Operation and Easement Agreement (OEA) recorded on _____________, _____ in the Public Records of ___________ County, Alabama (the "OEA"), between and among _____________________________________________, a(n)
______________________________________ ("Developer"), and
_____________________________________, as amended by that certain First
Amendment to Operation and Easement Agreement dated ______________, 20__, with respect to the Edgemont Town Center in Jefferson County, Alabama (the "Shopping Center"). ________________ has been advised that Developer is in process of selling Developer's interest in the Shopping Center to __________________________________________, a(n) ______________________, having a notice address of _________________________________________, Attention:
_____________________ (together with its lender, and successors and assigns, collectively referred to herein as "Purchaser"). ____________________ hereby states to Purchaser as follows (without undertaking any investigation to verify the accuracy of the statements made):

     4. Except as set forth above, the OEA has not been amended and is in full force and effect.

     5.   The OEA is presently in full force and effect according to its terms.

     6. _______________ has neither given nor received any notice of default with respect to the OEA. To the best of ______________'s knowledge (whereby knowledge shall be limited to the party signing this OEA Estoppel Statement on behalf of ________________), neither Developer nor any other party is in default under the OEA.

     The statements contained in this Statement are not affirmative representations, warranties, covenants or waivers, and ________________ shall not be liable to Developer, Purchaser or any third party on account of any information herein contained, notwithstanding the failure, for any reason, to disclose and/or correct relevant information. Notwithstanding the preceding sentence, ______________ shall be estopped from asserting any claim or defense against Purchaser to the extent such claim or assertion is based upon facts, now known to the person(s) signing below on behalf of ________________, which are contrary to those contained herein, if Purchaser has acted in reasonable reliance upon such statements without knowledge of facts to the contrary. This Statement is given solely for Purchaser's information and may not be relied upon by anyone other than Purchaser, or in connection with any transaction other than the transaction described above. Capitalized terms used in this Statement, unless otherwise defined, will have the meanings ascribed to such terms in the OEA.

     Dated as of ________________, 20 __.


                                         ---------------------------------------


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Its:
                                              ----------------------------------


                                         ---------------------------------------


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Its:
                                              ----------------------------------

                         GUARANTOR ESTOPPEL CERTIFICATE


Date: __________________, 20___

      To: ____________________________

      ________________________________
      ________________________________ ("Lender")
      ________________________________

      Inland (entity),
      and its lenders, successors and assigns ("Purchaser")
      2901 Butterfield Road
      Oak Brook, Illinois 60523
      Attention: Robert Brinkman

     Re: Guaranty Contract dated __________ ("Guaranty of Lease") pertaining to that certain lease dated ________________________________
     between _______________________________________________ as Landlord and
     ____________________________________ as Tenant for leased premises known as
     _________________________________________________________ (the "Premises")
     located at the property commonly known as _________________________________ (the "Property").

     1. Guarantor certifies to Lender and Purchaser that: (a) the Guaranty of Lease has been properly executed by Guarantor and is presently in full force and effect without amendment or modification except as noted above; (b) Guarantor has no existing defenses, offsets, liens, claims or credits against the obligations under the Guaranty of Lease.

     2. This certification is made with the knowledge that Purchaser is about to acquire title to the Property and Lender is about to provide Landlord with financing which shall be secured by a Deed of Trust (or Mortgage), Security Contract and Assignment of Rents, Leases and Contracts ("Mortgage") upon the Property. Guarantor further acknowledges and agrees that Purchaser and Lender and their respective successors and assigns shall have the right to rely on the information contained in this Certificate.

     3. The undersigned is authorized to execute this Guarantor Estoppel Certificate on behalf of Guarantor.


                                         [GUARANTOR]

                                         By:
                                             -----------------------------------

                                   "EXHIBIT G"

                              FORM OF AUDIT LETTER

Ladies and Gentlemen:

We are writing you, as the owners of Edgemont Town Center, Birmingham, Alabama (the "Property") at your request, to confirm our understanding that your audit of the Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of the Property for the year ended December 31, 20__, was made for the purpose of expressing an opinion as to whether the Historical Summary presents fairly, in all material respects, the gross income and direct operating expenses in conformity with the cash basis of accounting. In connection with your audit, we confirm, to the best of our knowledge and belief without independent investigation, the following representations made to you during the audit:

1. We have made available to you all financial records and related data requested by you.

2.   There have been no:

     a) Instances of fraud involving any member of management or employees who have significant roles in internal control that have had a material effect on the Historical Summary.

     b) Instances of fraud involving others that had a material effect on the Historical Summary.

     c) Communication from regulatory agencies concerning non-compliance with, or deficiencies in, financial reporting practices that could have had a material effect on the Historical Summary.

     d) Violations or possible violations of laws or regulations, the effects of which should have been disclosed in the Historical Summary.

3.   There are no:

     a) Unasserted claims or assessments that our lawyer advised us are probable of assertion and must be disclosed in accordance with the Statement of Financial Accounting Standards (SFAS) No. 5, Accounting for Contingencies if we were providing you with financial statements.

     b) Material liabilities or gain or loss contingencies (including oral and written guarantees) that are required to be disclosed by SFAS No. 5 if we were providing you with financial statements.

     c) Material transactions that have not been properly recorded in the accounting records underlying the Historical Summary.

4. We have received no written notice that the Property has failed to comply with any contractual agreements that would have had a material effect on the Historical Summary in the event of noncompliance.

5. All income from operating leases is included as gross income in the Historical Summary. No other forms of revenue are included in the Historical Summary.

Further, we confirm that we are responsible for the financial records and data provided to you by us and we acknowledge that such records and data will be used by you in the preparation of the Historical Summary of Gross Income and Direct Operating Expenses in conformity with cash basis of accounting.

The undersigned has executed this letter in his capacity as an Authorized Agent of Green Springs Retail Company, L.L.C. and not individually and shall have no personal liability as a result of or arising from his execution of this letter.

Very Truly Yours,

GREEN SPRINGS RETAIL COMPANY, L.L.C.


By:  ----------------------------
     Its Authorized Agent